Exhibit 99.1

	Contact:	Mark D. Hauptman
Vice President and CFO
UICI
News Release		9151 Grapevine Highway
North Richland Hills, Texas 76180
Phone: (817) 255-5200

(For Immediate Release)

UICI ANNOUNCES SETTLEMENT REACHED IN ASSOCIATION GROUP LITIGATION

     NORTH RICHLAND HILLS, TX, May 14, 2004—UICI (the “Company” NYSE: UCI) today announced that, without acknowledging any fault, liability or wrongdoing of any kind and subject to satisfaction of certain conditions, it has agreed to settle a substantial number of its pending “association group” lawsuits.

     In particular, UICI, The MEGA Life and Health Insurance Company and Mid-West National Life Insurance Company of Tennessee (UICI’s principal insurance subsidiaries), together with the National Association for the Self Employed, Inc., Alliance for Affordable Services and Americans for Financial Security, Inc. (the principal membership associations that make available to their members the Company’s health insurance products), have executed and expect to shortly file in U.S. District Court for the Northern District of Texas a definitive Stipulation of Settlement and Release agreement contemplating, among other things, the full and final settlement of a class action case originally filed in Mississippi and a representative action originally filed in California challenging the relationship between UICI’s insurance companies and the membership associations.

     Pursuant to the terms of the settlement, MEGA and Mid-West have agreed to include enhanced disclosures in their marketing and sales materials with respect to the contractual relationships between UICI and the insurance companies, on the one hand, and the associations, on the other hand, and MEGA and Mid-West have also agreed to enter into an injunction with respect to certain business practices. In addition, members of a to-be-certified nationwide class of current and former MEGA and Mid-West insureds and current and former members of the associations will be entitled to relief in the form of free insurance coverage for a period of months under a personal accident policy to be issued by a UICI subsidiary (covering, among other things, accidental death and out-patient and hospital costs incurred as a result of specified accidents) and discounts on association membership fees. The settlement also contemplates the payment of attorneys’ fees to counsel for the plaintiff class. The proposed settlement does not contemplate a release of specific claims by individuals for insurance coverage benefits.

     The Company believes that the terms of the settlement as contemplated by the Stipulation of Settlement and Release will not have a material adverse effect upon the financial condition or results of operations of the Company. As previously disclosed, in the year ended December 31, 2003, the Company recorded a $25.0 million charge associated with the reassessment of loss accruals established for the lawsuits that are governed by the settlement and for all other pending “association group” cases to which the Company and its insurance companies are currently a party.

     The settlement of the to-be-certified class action litigation is subject to preliminary approval of the terms of the settlement and certification of a nationwide plaintiff class by the U.S. District Court for the Northern District of Texas; mailing notice of the settlement to members of the plaintiff class; and final approval of, and granting of a final judgment by, the Court. There can be no assurance that these conditions to effectiveness of the settlement will in fact be satisfied.

     Separately, the Company has also agreed, without acknowledging any fault, liability or wrongdoing of any kind, to settle an association group case pending in state court in Texas and an association group case pending in Federal court in California. As the Company has previously disclosed, the Company has also recently executed agreements fully and finally resolving, without admitting liability, all of the Company’s association group litigation brought on behalf of individual claimants in the state of Mississippi. All of these cases have been resolved on terms that will not have a material adverse effect on the Company’s financial condition or results of operations.

     UICI, MEGA and Mid-West continue to be parties to certain other pending “association group” cases in other states, and the Company continues its ongoing efforts to bring such cases to a successful resolution. The Company currently believes that resolution of those cases will not have a material adverse effect on the Company’s financial condition or results of operations.

CORPORATE PROFILE:

     UICI (headquartered in North Richland Hills, Texas) through its subsidiaries offers insurance (primarily health and life) to niche consumer and institutional markets. Through its Self Employed Agency Division, UICI provides to the self-employed market health insurance and related insurance products, which are distributed primarily through the Company’s dedicated agency field forces, UGA-Association Field Services and Cornerstone America. Through its Group Insurance Division, UICI provides tailored health insurance programs for students enrolled in universities, colleges and kindergarten through grade twelve and markets, administers and underwrites limited benefit insurance plans for entry level, high turnover, hourly employees. Through its Life Insurance Division, UICI offers life insurance products to selected markets. UICI’s stock is included in the Standard & Poor’s Small Cap 600 Index. For more information, visit www.uici.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

     Certain statements set forth herein or incorporated by reference herein from the Company’s filings that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the Company’s ability to maintain adequate liquidity to satisfy its obligations; changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company’s products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

     The Company’s future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company’s ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company’s ability to predict and control health care costs and claims, as well as the Company’s financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company’s ability to negotiate favorable rates. In addition, the Company faces competitive and regulatory pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company’s ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company’s financial condition or results of operations.

     The Company’s insurance subsidiaries are subject to extensive regulation in their states of domicile and the other states in which they do business under statutes that typically delegate broad regulatory, supervisory and administrative powers to state insurance departments and agencies. State insurance departments have also periodically conducted and continue to conduct financial and market conduct examinations and other inquiries of UICI’s insurance subsidiaries. State insurance regulatory agencies have authority to levy monetary fines and penalties resulting from findings made during the course of such examinations and inquiries. Historically, the Company’s insurance subsidiaries have from time to time been subject to such regulatory fines and penalties. While none of such fines or penalties individually or in the aggregate have to date had a material adverse effect on the results of operations or financial condition of the Company, the Company could be adversely affected by increases in regulatory fines or penalties an/or changes in the scope, nature and/or intensity of regulatory scrutiny and review.

     The Company provides health insurance products to consumers in the self-employed market in 44 states. A substantial portion of such products is issued to members of various independent membership associations that act as the master policyholder for such products. The two principal membership associations in the self-employed market for which the Company underwrites insurance are the National Association for the Self-Employed (“NASE”) and the Alliance for Affordable Services (“AAS”). The associations provide their membership with a number of benefits and products, including health insurance underwritten by the Company. Subject to applicable state law, individuals generally may not obtain insurance under an association’s master policy unless they are also members of the associations. UGA agents and Cornerstone agents also act as field service representatives on behalf of the associations, in which capacity the agents act as enrollers of new members for the associations and provide field support services, for which the agents receive compensation. Specialized Association Services, Inc. (a company controlled by the adult children of the Chairman of the Company) provides administrative and benefit procurement services to the associations. A subsidiary of the Company generates new membership sales prospect leads for both UGA and Cornerstone for use by the enrollers and agents and provides video and print services to the associations and to Specialized Association Services, Inc. In addition to health insurance premiums derived from the sale of health insurance, the Company receives fee income from the associations, including fees associated with the enrollment of new members, fees for association membership marketing and administrative services and fees for certain association member benefits. The agreements with these associations requiring the associations to continue as the master policyholder and to make the Company’s insurance products available to their respective members are terminable by the Company and the associations upon not less than one year’s advance notice to the other party.

     Articles in the press have been critical of association group coverage. In December 2002, the National Association of Insurance Commissioners (NAIC) convened a special task force to review association group coverage, and the Company is aware that selected states are reviewing the laws and regulations under which association group policies are issued. The Company and its insurance companies are also subject to several lawsuits challenging the nature of the relationship between the Company’s insurance companies and the associations that have made available to their members the insurance companies’ health insurance products. While the Company believes it is providing association group coverage in full compliance with applicable law, changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called “association group” insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a “guaranteed issue” basis) could have a material adverse impact on the financial condition, results of operations and/or business of the Company.

UICI press releases and other company information are available at UICI’s website located at www.uici.net.

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